PennantPark Investment Corporation Announces Financial Results for the Quarter and Fiscal Year Ended September 30, 2012

NEW YORK, NY -- (Marketwire - November 14, 2012) - PennantPark Investment Corporation (NASDAQ: PNNT) announced today financial results for its quarter and fiscal year ended September 30, 2012.

HIGHLIGHTS
Fiscal year ended September 30, 2012
($in millions, except per share amounts)

Assets and Liabilities:
   Investment portfolio                       $ 990.5
   Net assets                                 $ 669.7
   Net asset value per share                  $ 10.22

   Credit Facility Drawn (cost $145.0)        $ 144.5
   SBA debentures                             $ 150.0

Yield on debt investments at year-end            13.2%

                                                            Year    Quarter
Operating Results:                                         Ended     Ended
                                                         --------- ---------
   Net investment income                                 $    57.1 $    16.7
   Net investment income per share                       $    1.08 $    0.30
   Distributions declared per share                      $    1.12 $    0.28

Portfolio Activity:
   Purchases of long-term investments                    $   328.3 $    84.5
   Sales and repayments of long-term investments         $   201.7 $    27.8

   Number of new portfolio companies invested                   13         4
   Number of existing portfolio companies invested              17         4
   Number of portfolio companies at end of year/quarter         54        54

CONFERENCE CALL AT 10:00 A.M. ET ON NOVEMBER 15, 2012

PennantPark Investment Corporation ("we," "our," "us" or "Company") will host a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 15, 2012 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing (888) 417-8533 approximately 5-10 minutes prior to the call. International callers should dial (719) 325-2215. All callers should reference PennantPark Investment Corporation. An archived replay of the call will be available through November 29, 2012 by calling (888) 203-1112. International callers please dial (719) 457-0820. For all phone replays, please reference conference ID #6727411.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2012, our portfolio totaled $990.5 million and consisted of $291.7 million of senior secured loans, $191.3 million of second lien secured debt, $400.7 million of subordinated debt and $106.8 million of preferred and common equity investments. Our portfolio consisted of 69% fixed-rate and 31% variable-rate investments (including 26% with a London Interbank Offered Rate, or LIBOR, or prime floor). As of September 30, 2012, we had one non-accrual debt investment, representing 3.2% and 1.1% of our overall portfolio on a cost basis and fair value, respectively. This debt investment was reorganized and removed from non-accrual status after September 30, 2012. Our overall portfolio consisted of 54 companies with an average investment size of $18.3 million, had a weighted average yield on debt investments of 13.2%, and was invested 30% in senior secured loans, 19% in second lien secured debt, 40% in subordinated debt and 11% in preferred and common equity investments.

As of September 30, 2011, our portfolio totaled $827.5 million and consisted of $296.5 million of senior secured loans, $165.3 million of second lien secured debt, $309.3 million of subordinated debt and $56.4 million of preferred and common equity investments. Our portfolio consisted of 61% fixed-rate investments and 39% variable-rate investments (including 31% with a LIBOR or prime floor). Our overall portfolio consisted of 48 companies with an average investment size of $17.2 million, had a weighted average yield on debt investments of 13.3%, and was invested 36% in senior secured loans, 20% in second lien secured debt, 37% in subordinated debt and 7% in preferred and common equity investments.

For the three months ended September 30, 2012, we purchased $84.5 million in four new and four existing portfolio companies with a weighted average yield on debt investments of 12.2%. Sales and repayments of investments for the same period totaled $27.8 million. This compares to the three months ended September 30, 2011, in which we purchased $137.7 million in four new and four existing portfolio companies with a weighted average yield on debt investments of 12.9%. Sales and repayments of long term investments for the same period totaled $47.6 million.

For the fiscal year ended September 30, 2012, we purchased $328.3 million in 13 new and 17 existing portfolio companies with a weighted average yield on debt investments of 13.3%. Sales and repayments of long-term investments for the same period totaled $201.7 million. This compares to the fiscal year ended September 30, 2011, in which we purchased $479.7 million in 17 new and 11 existing portfolio companies with a weighted average yield on debt investments of 13.7%. Sales and repayments of long term investments for the same period totaled $304.0 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three months and fiscal years ended September 30, 2012 and 2011.

Investment Income

Investment income for the three months ended September 30, 2012 and 2011 was $30.8 million and $26.1 million, respectively, and was primarily attributable to $12.8 million and $9.6 million from senior secured loans, $7.9 million and $5.2 million from second lien secured debt investments, and $10.1 million and $11.2 million from subordinated debt investments, respectively.

Investment income for the fiscal years ended September 30, 2012 and 2011 was $113.4 million and $91.7 million, respectively, and was primarily attributable to $42.8 million and $37.1 million from senior secured loans, $21.2 million and $15.2 million from second lien secured debt investments, and $49.4 million and $38.8 million from subordinated debt investments, respectively. The increase in investment income over the prior year was due to growth of our portfolio which was also driven by investment of the proceeds from our equity offerings.

Expenses

Expenses for the three months ended September 30, 2012 and 2011 totaled $14.1 million and $11.0 million, respectively. Base management fees totaled $4.8 million and $4.0 million, performance-based incentive fees totaled $4.2 million and $3.8 million, our senior secured revolving credit facility, or the Credit Facility, and Small Business Administration, or SBA, debentures expenses totaled $3.4 million and $1.8 million, general and administrative expenses totaled $2.0 million and $1.4 million, and excise tax totaled $(0.3) million and less than $0.1 million, respectively, for the same periods.

Expenses for the fiscal years ended September 30, 2012 and 2011 totaled $56.3 million and $39.1 million, respectively. Base management fees totaled $17.5 million and $14.9 million, performance-based incentive fees totaled $14.2 million and $13.2 million, Credit Facility and SBA debentures expenses totaled $17.1 million (including the $5.4 million upfront fees associated with amending and extending our Credit Facility) and $5.3 million, general and administrative expenses totaled $7.2 million and $5.5 million, and an excise tax of $0.3 million and $0.2 million, respectively, for the same periods. The increase in expenses over the prior year was primarily due to the growth of the upfront costs of amending our Credit Facility, increase borrowing costs, and the growth of our portfolio.

Net Investment Income

Net investment income totaled $16.7 million and $15.1 million, or $0.30 and $0.33 per share, for the three months ended September 30, 2012 and 2011, respectively.

Net investment income totaled $57.1 million and $52.6 million, or $1.08 and $1.25 per share, for the fiscal years ended September 30, 2012 and 2011, respectively. Net investment income increased from prior year due to the growth of our portfolio, while the per share net investment income decreased due to share issuances.

Net Realized Gains or Losses

Sales and repayments of long-term investments for the three months ended September 30, 2012 and 2011 totaled $27.8 million and $47.6 million, respectively, and net realized (losses) gains totaled $(2.3) million and $7.6 million, respectively, for the same periods.

Sales and repayments of long-term investments for the fiscal years ended September 30, 2012 and 2011 totaled $201.7 million and $304.0 million, respectively, and net realized (losses) gains totaled $(12.8) million and $16.3 million, respectively, for the same periods. Net realized losses increase over the prior year due to sales, restructurings, and repayments of our investments.

Net Change in Unrealized Appreciation or Depreciation on Investments and Credit Facility

For the three months ended September 30, 2012 and 2011, our investments had a net change in unrealized appreciation (depreciation) of $3.6 million and $(53.8) million, respectively. Net change in unrealized appreciation on our Credit Facility totaled $0.4 million and $0.1 million, respectively, for the same periods.

For the fiscal years ended September 30, 2012 and 2011, our investments had a net change in unrealized appreciation (depreciation) of $20.6 million and $(46.8) million, respectively. Net change in unrealized appreciation on our Credit Facility totaled $1.6 million and $11.9 million, respectively, for the same periods. Net change in unrealized depreciation on investments increased over the prior year due to the overall changes in the leveraged finance markets. Net change in unrealized depreciation on our Credit Facility over the prior year was the result of amending and restating the terms of our Credit Facility.

Net Increase in Net Assets Resulting from Operations

Net increase (decrease) in net assets resulting from operations totaled $17.7 million and $(31.2) million, or $0.31 and $(0.68) per share, for the three months ended September 30, 2012 and 2011, respectively.

Net increase in net assets resulting from operations totaled $63.4 million and $10.3 million, or $1.20 and $0.24 per share, for the fiscal years ended September 30, 2012 and 2011, respectively. The net increase in net assets from operations was higher than the prior year due to the continued growth in net investment income as a result of growing our portfolio and unrealized gains offset by realized losses.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from proceeds of securities offerings, our Credit Facility, SBA debentures and cash flows from operations, including investment sales and repayments, and income earned. Our primary use of funds from operations includes investments in portfolio companies payments of fees and other operating expenses we incur. We have used, and expect to continue to use, our Credit Facility, the SBA debentures, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives.

On September 30, 2012 and 2011, there was $145.0 million (including a temporary draw of $35.5 million) and $240.9 million, respectively, in outstanding borrowings under the Credit Facility, with a weighted average interest rate of 3.49% and 1.27%, exclusive of the fee on undrawn commitments of 0.50% and 0.20%, respectively.

On September 30, 2012 and 2011, $150.0 million in SBA debt commitments were fully drawn with a weighted average interest rate of 3.70%, exclusive of the 3.43% in upfront fees (4.04% after upfront fees). The SBA debentures upfront fees of 3.43% consist of a commitment fee of 1.00% and an issuance at a 2.43% discount to face. Both fees will be amortized over the lives of the loans.

Our operating activities used cash of $115.3 million for the fiscal year ended September 30, 2012, and our financing activities provided cash proceeds of $51.3 million for the same period. Our operating activities used cash primarily for investing that was provided primarily from proceeds from our follow-on offerings of common stock.

Our operating activities used cash of $137.8 million for the fiscal year ended September 30, 2011, and our financing activities provided cash proceeds of $207.6 million for the same period. Our operating activities used cash primarily for investing that was provided primarily from proceeds from our follow-on offering of common stock and draws under our Credit Facility and SBA debentures.

DISTRIBUTIONS

During the fiscal years ended September 30, 2012 and 2011, we declared distributions of $1.12 and $1.07 per share, respectively, for total distributions of $60.1 million and $46.3 million, respectively. For the three months ended September 30, 2012 and 2011, we declared distributions of $0.28 and $0.27 per share, respectively, for total distributions of $15.8 million and $12.3 million, respectively. Distributions are paid from taxable earnings and may include a return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

RECENT DEVELOPMENTS

On October 25, 2012, we sold an additional 700,000 shares of common stock at a public offering price of $10.82 per share generating gross proceeds of $7.6 million and net proceeds of $7.3 million after underwriting discounts and offering expenses payable by us, from the underwriters' partial exercise of the option to purchase additional shares we granted to them in connection with the offering that closed on September 28, 2012.

AVAILABLE INFORMATION
The Company makes available on its website its report on Form 10-K filed with the Securities and Exchange Commission and stockholders may find the report on our website at www.pennantpark.com.

             PENNANTPARK INVESTMENT CORPORATIONAND SUBSIDIARIES
             CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

                                                      September 30,
                                             ------------------------------
                                                  2012            2011
                                             --------------  --------------
Assets
Investments at fair value
  Non-controlled, non-affiliated
   investments, at fair value (cost--
   $871,867,953 and $816,078,311,
   respectively)                             $  871,892,745  $  773,375,381
  Non-controlled, affiliated investments, at
   fair value (cost--$72,576,858 and
   $36,744,425, respectively)                    80,955,257      40,673,133
  Controlled, affiliated investments, at
   fair value (cost--$64,167,051 and
   $13,500,100, respectively)                    37,631,708      13,500,001
                                             --------------  --------------
  Total of investments, at fair value (cost-
   -$1,008,611,862 and $866,322,836,
   respectively)                                990,479,710     827,548,515
Cash equivalents                                  7,559,453      71,604,519
Interest receivable                              14,928,862      10,878,236
Receivable for investments sold                     878,204      13,118,967
Prepaid expenses and other assets                 5,121,302       5,587,977
                                             --------------  --------------
    Total assets                              1,018,967,531     928,738,214
                                             ==============  ==============

Liabilities
Distributions payable                            15,824,061      12,336,241
Payable for investments purchased                        --      18,572,499
Unfunded investments                             26,935,270      37,132,151
Credit Facility payable (cost--$145,000,000
 and $240,900,000, respectively)                144,452,500     238,792,125
SBA debentures payable (cost--$150,000,000)     150,000,000     150,000,000
Interest payable on Credit Facility and SBA
 debentures                                         854,725         687,362
Management fee payable                            4,791,913       4,008,054
Performance-based incentive fee payable           4,206,989       3,773,829
Accrued other expenses                            2,185,026         778,757
                                             --------------  --------------
    Total liabilities                           349,250,484     466,081,018
                                             ==============  ==============

Net Assets
Common stock, 65,514,503 and 45,689,781
 shares are issued and outstanding,
 respectively. Par value is $0.001 per share
 and 100,000,000 shares are authorized.              65,514          45,690
Paid-in capital in excess of par value          744,704,825     540,603,020
Undistributed net investment income               2,804,397       8,326,854
Accumulated net realized loss on investments    (60,273,037)    (49,651,922)
Net unrealized depreciation on investments      (18,132,152)    (38,774,321)
Net unrealized depreciation on Credit
 Facility                                           547,500       2,107,875
                                             --------------  --------------
    Total net assets                            669,717,047  $  462,657,196
                                             ==============  ==============
    Total liabilities and net assets         $1,018,967,531  $  928,738,214
                                             ==============  ==============
Net asset value per share                    $        10.22  $        10.13
                                             ==============  ==============

             PENNANTPARK INVESTMENT CORPORATIONAND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS

                                                Years Ended September 30,
                                             ------------------------------
                                                  2012            2011
                                             --------------  --------------
Investment income:
From non-controlled, non-affiliated
 investments:
    Interest                                 $   99,663,198  $   83,632,455
    Other                                         8,486,387       4,726,387
From non-controlled, affiliated investments:
    Interest                                      3,542,583       2,217,320
From controlled, affiliated investments:
    Interest                                      1,700,222       1,162,333
                                             --------------  --------------
      Total investment income                   113,392,390      91,738,495
                                             --------------  --------------
Expenses:
    Base management fee                          17,507,262      14,899,983
    Performance-based incentive fee              14,223,777      13,161,597
    Interest and expenses on the Credit
     Facility and SBA debentures                 11,680,634       5,322,231
    Administrative services expenses              3,745,741       2,596,756
    Other general and administrative
     expenses                                     3,496,326       2,884,029
                                             --------------  --------------
    Expenses before debt issuance costs and
     excise taxes                                50,653,740      38,864,596
    Debt issuance costs                           5,361,319              --
    Excise tax                                      307,990         228,824
                                             --------------  --------------
    Total Expenses                               56,323,049      39,093,420
                                             --------------  --------------
    Net investment income                        57,069,341      52,645,075
                                             --------------  --------------
Realized and unrealized (loss) gain on
 investments and Credit Facility:
Net realized (loss) gain on non-controlled,
 non-affiliated investments                     (12,798,035)     16,259,622
Net change in unrealized appreciation
 (depreciation) on:
    Non-controlled, non-affiliated
     investments                                 42,727,722     (45,350,345)
    Non-controlled and controlled,
     affiliated investments                     (22,085,553)     (1,439,878)
    Credit Facility appreciation                 (1,560,375)    (11,851,000)
                                             --------------  --------------
    Net change in unrealized appreciation
     (depreciation)                              19,081,794     (58,641,223)
                                             --------------  --------------
Net realized and unrealized gain (loss) from
 investments and Credit Facility                  6,283,759     (42,381,601)
Net increase in net assets resulting from
 operations                                  $   63,353,100  $   10,263,474
                                             ==============  ==============
Net increase in net assets resulting from
 operations per common share basic and
 diluted                                     $         1.20  $         0.24
                                             --------------  --------------
Net investment income per common share       $         1.08  $         1.25
                                             --------------  --------------

ABOUT PENNANTPARK INVESTMENT CORPORATION
PennantPark Investment Corporation is a business development company which principally invests in U.S. middle-market private companies in the form of senior secured loans, mezzanine debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

FORWARD-LOOKING STATEMENTS

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

We may use words such as "anticipates," "believes," "expects," "intends," "seeks," "plans," "estimates" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

CONTACT:
Aviv Efrat
PennantPark Investment Corporation
Reception: (212) 905-1000
www.pennantpark.com